Exhibit 32

CERTIFICATION OF THE
PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Edelhart., the Chief Executive Officer of LiveDeal, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of LiveDeal, Inc. on Form 10-K for the fiscal year ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of LiveDeal, Inc.

Date: December 29, 2008	/s/ Michael Edelhart
Michael Edelhart
Chief Executive Officer

I, Gary L. Perschbacher, the Chief Financial Officer of LiveDeal, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of LiveDeal, Inc. on Form 10-K for the fiscal year ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of LiveDeal, Inc.

Date: December 29, 2008	/s/ Gary L. Perschbacher
Gary L. Perschbacher
Chief Financial Officer